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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) APRIL 15, 1999

                              BENJAMIN MOORE & CO.
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               (Exact Name of Registrant as Specified in Charter)

         NEW JERSEY                   0-8894                    13-5256230
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(State or Other Jurisdiction  (Commission File Number)      (IRS Employer
 Of Incorporation)                                           Identification No.)

  51 CHESTNUT RIDGE ROAD, MONTVALE, NEW JERSEY                     07645
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(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code (201) 573-9600

                                      NONE
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          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5. Other Events

         The Board of Directors of Benjamin Moore & Co. (the "Company") on April 15, 1999 declared a stock split pursuant to which each outstanding share of Common Stock, par value $10.00 per share, of the Company held by a shareholder of the Company on the record date of July 1, 1999 and each such share held in the treasury of the Company on the record date of July 1, 1999 will be divided into three (3) shares of Common Stock. In connection with the stock split, and as permitted under New Jersey law, the Board of Directors of the Company also determined that the authorized Common Stock of the Company shall be increased from 40,000,000 shares to 120,000,000 shares and the par value of the Common Stock shall be decreased from $10.00 per share to $3.33 1/3 per share. The date of distribution will be August 2, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                BENJAMIN MOORE & CO.
                                         ---------------------------------------
                                                       (Registrant)


Date     APRIL 23, 1999                  By /s/ CHARLES C. VAIL
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                                                Charles C. Vail
                                                Senior Vice President